                                                                   Exhibit 10.6a

Capitol Plaza Holiday Inn                             H.E.R.E. Local 49
300 J Street                                          1824 Tribute Road, Suite D
Sacramento, CA 95814                                  Sacramento
446-0100                                              564-4949 or 1-800-HOTEL-49
                                                      Medical & Dental: 921-3388
                                                       or 1-800-562-9383

                       June 1, 1995 through May 31, 1998
                                     INDEX

Section 1.   Recognition
Section 2.   Union Representative's Activities/Shop Stewards
Section 3.   Types of Employees
Section 4.   Reporting Pay
Section 5.   Work Schedules
Section 6.   Discrimination and Equal Pay
Section 7.   Meals and Rest Periods
Section 8.   Work Day, Week, and Overtime
Section 9.   Vacation and Leaves of Absence
Section 10.  Holidays and Well Days
Section 11.  Bereavement & Jury Duty Leave
Section 12.  Medical and Dental Plans
Section 13.  Pension
Section 14.  Contributions and Collections
Section 15.  Superior Workers and Premium Pay
Section 16.  Combination Jobs
Section 17.  Single Shift
Section 18.  Disciplinary Actions, Suspensions and Terminations
Section 19.  No Strike and No Lockout
Section 20.  House Cards and Union Buttons
Section 21.  Union Security
Section 22.  Employer's Operation
Section 23.  Grievance Procedures
Section 24.  Arbitration
Section 25.  Dues, Reinstatement and Initiation Fees Check-off
Section 26.  Worker's Compensation
Section 27.  Management Rights Reserved
Section 28.  Seniority
Section 29.  Terms, Terminations, and Amendments
Section 30.  Craft Rules, Regulations, and Working Conditions of All Crafts
Section 31.  Wages Scales
Section 32.  Signatures

Note: Wherever a masculine pronoun occurs in this document, it shall be understood to include the feminine pronoun.

             COLLECTIVE BARGAINING AGREEMENT 6-1-95 to 5-31-98

      THIS AGREEMENT, hereinafter called the contract, entered into this 6th day of September 1995, at Sacramento, California, by and between the Hotel Employees and Restaurant Employees Union Local 49, AFL-CIO, hereinafter known as the Union, and Holiday Inn Sacramento - Capitol Plaza, hereinafter designated as Employer.

      In the event any portion of this contract is invalidated by the passage of legislation by the rendition of a decision by a court of last resort, such invalidation shall apply only to those portions thus invalidated; and the remaining portions of this contract shall remain in full force and effect. If this occurs both parties shall meet within fifteen (15) calendar days for the purpose of renegotiating different provisions relative to the subject matter invalidated.

Section 1.  RECOGNITION:
      The Union shall be recognized as the sole bargaining agent for the purpose of collective bargaining for all employees coming under the jurisdiction of the Union, except employees excluded under any applicable Federal law.

Section 2.  UNION REPRESENTATIVE'S ACTIVITIES/SHOP STEWARDS:
       (a) Properly authorized representatives of the Union shall be permitted to investigate the standing of all employees and to investigate conditions to see that the contract is being enforced, provided that no interview shall be held during the rush hours, or unreasonably interrupt the duties of any employee. Authorized Union representatives shall inform the Employer or department head of their presence at the Hotel before interviewing employees.
       (b)  Shop Stewards
       (1) The maximum number of Shop Stewards shall be three (3) Shop Stewards. It is understood that no more than one(1) Shop Steward be involved in the handling of any one particular grievance.
       If any problems arise with the implementation of a Shop Steward system at the hotel, the parties agree to meet upon request of either party and work out mutually agreeable solutions to the problem.
       (2) The Employer agrees to recognize Shop Stewards. Shop Stewards shall assist in the handling and/or investigation of grievances and may participate in all steps of the grievance procedure.
       It is understood that during work time, if an employee requests the presence of a Shop Steward at a meeting where discipline may occur, the Shop Steward shall be allowed to leave his assigned job to attend such meeting. Shop Stewards may discharge their responsibilities at other times during their working hours only if prior approval is obtained from their immediate supervisor and there is no disruption in work. The Employer reserves the right to schedule grievance meetings during non-working hours of the Shop Steward. It is understood that Shop Stewards may cross departmental lines.
       (3) Shop Stewards shall receive training from the Union concerning their duties and responsibilities. In order to recognize Shop Stewards, the Union shall notify the Employer of the names of the trained and certified Shop Stewards.

       (4) Election of Shop Stewards may be conducted on the Employer's premises. It is understood that balloting will be conducted on the employee's own time and shall not cause disruption of the Hotel operations.

Section 3.  TYPES OF EMPLOYEES:
       (a) Full-time Employee: Any combination of shifts totaling (30) hours or more in a five (5) day period (work week).
       (b) Steady Part-time Employee: Any combination of shifts totaling less than thirty (30) hours in a five (5) day period (work week).
       (c) Tipped Employee: Food and beverage servers, bus persons, bellpersons, and bartenders.
       (d) Non-tipped Employee: All others not mentioned in Sub-Section (c) above.

Section 4.  REPORTING PAY:
       (a) When an Employer or his representative orders an employee to report for work or fails to notify an employee not to report for work for any reason and said employee is not allowed to work, the Employer shall pay the employee for one-half (1/2) of shift called for but not less than four (4) hours minimum. This shall not apply to an employee under the influence of liquor or drugs.
       (b) Employees who are to be terminated must be notified at the of their shift. If this is not done and they report for work the next regular work day and are not placed at work, they shall receive one-half (1/2) of their scheduled shift or four (4) hours minimum pay for so reporting.

Section 5. WORK SCHEDULES:
       (a) The Employer shall post in a conspicuous place or places in each department, a job record specifying names and classifications, days off, and starting and finishing time, which must be corrected weekly, if need be.
       (b) Regularly scheduled employees shall have a fixed starting time, which time shall not be changed by the Employer without giving a twenty-four (24) hour notice to the employee affected, except in case of need or emergency and by mutual consent of both parties.
       (c) The minimum shift for all classifications will be for four (4) hours, except the Banquet Department which has a three (3) hour minimum shift.
       (d) Split Shifts: Six (6) to eight (8) hours work within a spread of twelve (12) consecutive hours with only one (1) split shall constitute a split shift. Split shifts will be paid one (1) hour at current minimum wage in addition to wages earned, in accordance with current I.W.C. regulations.

Section 6.  DISCRIMINATION AND EQUAL PAY:
       (a) There shall be no discrimination against any employee in accordance with all applicable State and Federal laws.
       (b) The Union and the Employer agree the Employer shall be permitted to take all actions necessary to comply with the Americans With Disabilities Act. However, the Employer agrees that any accommodation made for an employee which conflicts with any term or provision of this contract shall first be discussed with the Union prior to its implementation. In any event, the


Capital Plaza Holiday Inn              2                        6/1/95 - 5/31/98
only issue under this provision that may be subject to the grievance procedure is pursuant to Section 28 - Seniority.

Section 7.  MEALS AND REST PERIODS:
       (a) All meals furnished under this contract will be above and beyond the wage scales set forth in this contract and at no cost to the employee, except for any applicable State or Federal tax liability.
       (b) Any employee working four (4) hours or more per day shall receive one (1) hot or one (1) cold meal of comparable quality of that served to the customer excluding gourmet items.
       (c) Any employee working a full shift shall be given an opportunity to eat a meal within not less than two (2) or more than five (5) hours from the commencement of the shift. This may be waived by mutual consent of both parities, but in no case will an employee be allowed to work more than five (5) hours without a meal break.
       (d) In the event that employees are not permitted to eat in the dining room of their establishment, they shall be provided with clean and sanitary facilities therefor, and be responsible for removing their own dishes, silverware, glassware, etc., to a proper station.
      (e) Where one (1) or more hot or cold meals are required to be furnished, pursuant to this Section, and the employer fails to furnish such meal or meals, he/she shall pay the employee one dollar and fifty cents ($1.50) for each meal not furnished. Employees who voluntarily do not eat meals furnished by the Employer shall have no claim on the Employer for cash in lieu of meals.
      (f) All employees shall be entitled to a ten (10) minute rest period for every four (4) hours worked or major portion thereof.

Section 8.  WORKDAY, WEEK, AND OVERTIME:
       (a) Seven and one-half (71/2) hours within eight (8) shall constitute an eight (8) hour shift and a day's work, except for bartenders, security, night auditors and graveyard housekeeping personnel. All of these employees shall be paid for all eight (8) hours of their (8) hour shift (includes their thirty (30) minute meal break).
       (b) Any work performed in excess of an eight (8) hour shift be compensated at time and one-half (1-1/2) of the regular rate of pay for each major portion of each quarter (1/4) hour worked.
       (c) Five (5) days in seven (7) consecutive days shall constitute a work week. Any work performed on the sixth (6th) or seventh (7) day of any seven (7) consecutive days shall be at time and one-half (1-1/2) of the regular rate of pay.

Section 9.  VACATION AND LEAVES OF ABSENCE:
       (a) Vacation with pay are hereby established for all employees. The period of service for the purpose of earning a vacation shall begin with the date of employment with the particular Employer and be calculated as follows:
            After twelve (12) consecutive months he/she shall be entitled to one
            (1) week's vacation with pay.
            After twenty-four (24) consecutive months he/she shall be entitled to two (2) weeks vacation with pay.

Capital Plaza Holiday Inn              3                        6/1/95 - 5/31/98

          After nine (9) consecutive years and thereafter, he/she shall be entitled to three (3) weeks vacation with pay.
          After eighteen (18) consecutive years and thereafter, he/she shall be entitled to four (4) weeks vacation pay.
     Vacations shall not be cumulative; i.e., they may not be accumulated from one twelve (12) month period (commencing with the anniversary date) to the next. Pay for unused vacation time shall be paid out on the employee's anniversary.
     (b) Vacation pay shall be computed by the formula which follows. The earnings upon which the computation is made shall be the total sum earned during this period with the exception of banquet service charges, employee's declared tips, meals, premium holiday pay, and bonuses.


                           Vacation Pay Computation

     1st year - 2% of wages earned.
     2nd through 8th year - 4% of wages earned.
     9th through 17th year - 6% of wages earned.
     18th completed year and thereafter - 8% of wages earned.


     (c) For the purpose of pro-rating vacations for all employees, who quit or are terminated and who have served more than six (6) months shall on termination of employment be compensated in lieu of vacation as follows:


                         Vacation Pay Upon Termination


     6 months and up to 12 months - 2% of wages earned.
     13 months through 8th year - 4% of wages earned.
     9th year through 17th year - 6% of wages earned.
     18th completed year and thereafter - 8% of wages earned.

     (d) Temporary layoffs or leaves of absence, not exceeding the following schedule, shall not interrupt continuity of employment for the purpose of vacation eligibility:
          1.  During the first year of employment - 30 days.
          2.  During the second and subsequent years of employment - 45 days.
          3. Those employees with three or more years of seniority shall be entitled to a leave of absence of up to six (6) months for medical reasons, provided they supply a doctor's certificate at the end of the first ninety (90) days and every thirty (30) days thereafter, or else the employee shall be considered terminated.
These time periods shall not be cumulative.
     The Employer shall grant eligible employees family care leaves as required by the Federal Family and Medical Leave Act and California Family Care Act. The Union and the Employer agree that this contract shall be interpreted to be consistent with these State and Federal Laws.
     (e) During each November, sign up sheets will be posted for vacation selection. During that month, employees will have the option of choosing a vacation period in the following calendar year. If two (2) or more employees request the same time period for vacation, and all


Capital Plaza Holiday Inn              4                        6/1/95 - 5/31/98
cannot be granted that period, seniority shall determine who will get that time period. If at the end of November, an employee fails to schedule a vacation time period, the Employer shall have the right to schedule that employee for vacation time off. Any employee, who has been given a confirmed vacation time period and later requests a variance in that scheduling, will be accommodated at the Employer's discretion. Black-out periods, where no vacation will be granted, are at the sole discretion of the Employer. However, if business allows, the Employer has the option of releasing any of that time for vacations.

     (f) Employees shall be entitled to one (1) additional week without pay to follow consecutively after their paid vacation. The employee must request this additional time off at the same time as they request their vacation pay; 45 calendar days in advance of the start of their vacation.

     (g) The employee will be paid their vacation pay within thirty (30) calendar days prior to the start of their vacation by means of the regular payroll period. However, employees must fill out a vacation pay request forty-five (45) calendar days prior to the start of their vacation for this to be guaranteed. If after so doing this, Employer fails to have the vacation pay included in the regular pay period check, a separate check will be issued for that vacation pay prior to the start of the vacation.

     (h) The Employer will pay Medical, Dental and Pension payments for said vacation time on the same hours as if the employee actually worked. This will not apply to terminated employees.

Section 10.  HOLIDAYS AND WELL DAYS:
     (a)     The following days shall be observed as holidays:
             New Year's  Day (January 1)
             President's Day (3rd Monday in February)
             Memorial Day (last Monday in May)
             Independence Day (July 4th)
             Labor Day (1st Monday in September)
             Thanksgiving Day (4th Thursday in November)
             Christmas Day (December 25th)

Any work performed on such days shall be paid for at time and one half (1 1/2) the regular rate of pay.

     (b)  Any non-tipped employee working on a holiday which is also their sixth
(6th) or seventh (7th) consecutive day of work will be compensated at two (2) times the regular rate of pay.
     (c) If an employee does not work on a holiday, said employee is not entitled to pay.
     (d) After one (1) year continued employment (including approved medical leave of absence and vacation time) any employee who has also qualified for medical, dental, and pension benefits will be entitled to paid well days in accordance with the following schedule:


Capital Plaza Holiday Inn              5                        6/1/95 - 5/31/98

Effective:     6-1-95                   6-1-96                   6-1-97
               ------                   ------                   ------
        Employment  # of Days    Employment  # of Days    Employment  # of Days
        ----------  ---------    ----------  ---------    ----------  ---------
        1 Year         1         1 Year         1         1 Year         1
        2 Years        2         2 Years        2         2 Years        2
        3 Years        3         3 Years        4         3 Years        5
        4 Years        4         4 Years        5         4 Years        6

       (e) Well days may be used to cover a day off for illness or injury, and the Employer cannot demand a doctor's report unless that day is a holiday, or immediately prior to or after a holiday, the vacation period, or regularly scheduled days off. Other than this type of medical emergency, one week's notice must be given to the Employer to schedule a well day off. The Employer has the option to waive this advance notice. Well days may be taken off consecutively where applicable. Unused well days will be payable to the employee on their anniversary date, and if not so paid, shall be cumulative.

Section 11. BEREAVEMENT & JURY DUTY LEAVE:
     (a) In the event of a death in the immediate family of an employee who has one (1) or more years of employment with his Employer, that employee shall be granted a leave of absence with pay not to exceed three (3) days. This provision does not apply if the death occurs during the employee's vacation, or while on leave of absence, lay-off, or sick leave.
     (b)  The immediate family shall mean only a (step) father, (step) mother,
(step) brother, (step) sister, spouse, (step) child, (step) mother-in-law,
(step) father-in-law, or (step) grandparent.
     (c) Funeral leave applies only when the employee must make arrangements for the funeral and/or to attend the funeral. It is not applicable for other purposes, such as settling the estate, etc.
     (d) The Employer may demand verification of the death and the relationship. The employee must notify his immediate shift supervisor as soon as possible of the death and his necessary absence from work.
     (e) Funeral leave hours shall count toward Medical, Dental and Pension benefits calculations.
     (f) Employees serving on jury duty shall retain their seniority, and the Employer will continue to make contributions for them to continue their Medical, Dental and Pension benefits on the same basis as their scheduled hours before that jury duty.

Section 12. MEDICAL AND DENTAL PLANS:
     (a) The Sacramento Independent Hotel, Restaurant and Tavern Employees Welfare Plan is hereby established. The details of the Trust Fund and the Declaration of Trust dated the 1st day of April 1954 and the 1st day of August 1954, as executed by the parties hereto is hereby made a part of this contract. The Fund shall be administered by the Employers and the Union through a Board of Trustees established under said Trust Agreement.

Capitol Plaza Holiday Inn              6                        6/1/95 - 5/31/98

     (b) Eligibility Requirements: In all cases, for an employee to be eligible for coverage he must work a minimum number of hours per calendar month commencing with the calendar month immediately following the calendar month of the date of hire as follows:

     All Employees ........ 60 hours or more per calendar month.

For all purposes under this contract, the above are known as the "minimum required number of hours per calendar month." They must be worked for a single contributing Employer under this contract.

     (c) Contributions: For each eligible employee the Employer shall contribute during the term of this contract the following sums per calendar month:

                                                6-1-95    6-1-96*     6-1-97**
                                                ------    ------      ------
     MEDICAL:
     All Employees, 60 hours or more .......... $100.00   $104.00     $109.00

     DENTAL:
     All Employees, 60 hours or more .......... $ 10.00   $ 11.00     $ 12.00

     It is the desire and intent of the contracting parties to seek to preserve a sound financial reserve in the Trust Fund to adequately meet the needs of the participants of the Fund.

*The parties agree that during the period between June 1, 1996, and May 31, 1997, that if during any consecutive three (3) month period the Medical Plan's employees' paid claims loss ratio averages one hundred twelve percent (112%) of Employers' contributions, an additional one dollar ($1) per month per employee for whom a health and welfare contribution is made, will be made to the Plan.

**During the period June 1, 1997, through May 31, 1998, ((the third (3rd) year of the contract)) an additional one dollar ($1) contribution will be triggered if the Medical Plan's paid claims divided by the same three (3) months Employer's contributions equal a paid claims loss ratio of one hundred twelve percent (112%). This will be in addition to the potential one dollar ($1) described above for the June 1, 1996-May 31, 1997 period.

The review will be done each month beginning with the Employer's regular contribution and claims for June-August 1996. The second review will include contributions and claims for July-September 1996, etc. This review will be repeated for the last two (2) years on the contract.

If the one hundred twelve percent (112%) loss ratio is reached in one (1) or both contract years, the one dollar ($1) will apply to hours worked beginning the first (1st) of the month after the loss has been calculated by the Trust Fund Consultant.

Should depletions of the reserves occur in excess of what can be recovered, then the Trustee will modify benefits temporarily until such time as financially corrective measures can be taken.

Capitol Plaza Holiday Inn              7                        6/1/95 - 5/31/98

     (d) Contributions to the Fund for work performed shall be paid not later than the tenth (10th) day of the month following that in which such work is performed. Contributions to be made to the Administrator of the Fund on forms furnished to the Employer by the Fund showing name of the employee, social security account number of new employees, number of hours worked, the amount of contributions due, and such other information as required by the Trustees.
     (e) It is hereby agreed that the Employer shall permit a confidential audit of payroll records by an authorized representative of the Medical Trust Fund to verify hours worked only.
     (f) The Trustees of the Sacramento Independent Hotel, Restaurant and Tavern Employees Welfare Plan shall not be obligated to, and are not authorized to accept any contributions from an Employer under this Section of the contract unless the said Employer is currently a part to or bound by a current contract with the Hotel Employees and Restaurant Employees Union Local 49.
     (g) The Union agrees to maintain an up-to-date and complete file of the current contracts between the Employers and the Union.
     (h) The Employer agrees to pay up to two (2) months contribution per calendar year for Medical and Dental for any qualified employee who is off because of medical reasons. A qualified employee shall be deemed an employee who has been qualified under Section 16 for twelve (12) months continuous service for a single Employer. The Employer shall pay Medical and Dental benefits for employees serving on juries for the hours they normally would otherwise be scheduled and for when a contribution would have been made.
     (i) The schedule of benefits to be provided for each eligible employee and each covered dependent shall be determined by a majority of the Board of Trustees of said Fund. Employees have to choose whether they want coverage provided through (1) Foundation Plan with Prescription Card for themselves only, fully paid by the Employer contribution (see (k)* below); or (2) the Indemnity Plan with family coverage as provided under (k) below.
     (j) The Employer agrees to participate in an employee co-payment program for dependent coverage. The co-payment schedule is set by the Trust Fund, and the benefits provided shall be determined by the Trust Fund. The co-payments must be transmitted to the Trust Fund concurrent with the payments for the employee's coverage in order to maintain coverage. All of the conditions and penalties apply to co-payment coverage that apply to employee coverage as stated in this Section and Section 18 Contributions and Collections, as well as the decision of the Trustees of that Trust Fund.
     (k) There will be an open enrollment period during the month of June. Employees shall pay by payroll deduction, and the Employer shall remit to the Fund each month its monthly contributions, the difference between the amount of monthly contributions paid by the Employer, as shown above, and the actual costs of providing the benefits of the Plans, as determined by the Trustees. For this purpose, the Employer shall provide for automatic and continuing payroll deduction. All employees participating in the Plan shall by This Agreement be deemed to have granted the Employer authorization to withhold from their wages the amounts necessary to maintain coverage.
     These deductions will continue for one (1) full year for those originally eligible. The deductions will be made only in months that the employee has 60 hours of work or pay and for which the Employer makes a contribution to the Welfare Fund. In case of marriage, births, adoptions, etc., new dependents may be added within 30 days.

Capitol Plaza Holiday Inn              8                        6/1/95 - 5/31/98

     New employees will begin to have the dependent contributions deducted, if they chose such coverage, in the last month of Employer contributions which will make the family eligible for benefits in the succeeding month.
     Those employees who do not sign up their dependents when originally eligible will have to provide evidence of insurability, at their own expense, if they wish to enroll the dependent(s) at a subsequent annual open enrollment period.
     Each Employer will supply to the Trust Fund Administrative office a copy of each payroll deduction form signed by an employee.

Section 13.  PENSION:
     (a) Sacramento Independent Hotel, Restaurant and Tavern Employees Pension Plan is hereby established. The parties of this contract shall enter into a Trust Agreement complying with the provisions of Section 302(c), of the Labor Management Relations Act, 1947, as amended, under which the Pension Plan shall be administered and under which a Board of Trustees upon which Union and Employer have equal representation shall be created.
     (b) Eligibility Requirements: In all cases, for an employee to be eligible for coverage he must work a minimum number of hours per calendar month commencing with the calendar month immediately following the calendar month of the date of hire as follows:

     All Employees ........ 60 hours or more per calendar month.

For all purposes under this contract, the above is known as the "minimum required number of hours per calendar month." They must be worked for a single contributing Employer under this contract.
     (c) Contributions: For each eligible employee the Employer shall contribute during the term of this contract the following sums per calendar month;

     PENSION:                                   6-1-95      6-1-96      6-1-97
                                                ------      ------      ------
     All Employees, 60 hours or more .......... $17.75      $17.75      $17.75

     (d) Contributions to the Fund for work performed shall be paid not later than the tenth (10th) day of the month following that in which such work is performed. Contributions to be made to the Administrator of the Fund on forms furnished to the Employer by the Fund showing name of the employee, social security account number of new employees, date of birth, number of hours worked, the amount of contributions due and such other information as required by the Trustees.
     (e) It is hereby agreed that the Employer shall permit a confidential audit of payroll records by an authorized representative of the Pension Plan Trust Fund to verify hours worked only.
     (f) The Trustees of the Sacramento Independent Hotel, Restaurant and Tavern Employees Pension Plan shall not be obligated to, and are not authorized to accept any contributions from an Employer under this Section of the contract unless the said Employer is currently a part to or bound by a current contract with the Union.
     (g) The schedule of benefits to be provided for each eligible employee shall be determined by a majority of the Board of Trustees of said Fund.

Capitol Plaza Holiday Inn              9                        6/1/95 - 5/31/98

Section 14.  CONTRIBUTIONS AND COLLECTIONS:
        (a) Failure to pay contributions required under Sections 12 and 13 of this contract when due may result in impairment of or loss of benefits to the employees and result in additional costs in the administration of the Trust Funds. It is impractical and extremely difficult to fix the actual damage resulting from failure to pay the contributions in the manner and at the times provided in Sections 12 and 13. The contributions are due on the tenth (10th) of the month. Consequently, if the Employer fails to make such contributions by the twentieth (20th) of the month in which such contributions are due, the Employer shall pay an additional sum equal to ten percent (10%) of the contributions due and payable in such month, or fifty dollars ($50.00), whichever is greater, as liquidated damage for each such late payment. In addition the Employer shall pay interest in the amount of one and one-half percent (1-1/2%) per month ((eighteen percent (18%) annual interest) on the unpaid balance.
        (b) In the event the Employer willfully fails to report and pay the contributions as required by Sections 12 and 13, or in the event the Employer so negligently keeps and maintains his books and records that the amount of the contributions reported and paid are ten percent (10%) less than the total contributions found to be due under Sections 12 and 13, he shall pay the cost of the audit, but in no event more than one thousand dollars ($1,000).
        (c) In the event the Trustees are required to file suit to collect contributions due under Sections 12 and 13, the Employer agrees to pay such sums as the court shall fix as attorneys' fees and court costs.
        (d) The parties hereto hereby authorize the Trustees of the Sacramento Independent Hotel, Restaurant and Tavern Employees Welfare Plan Trust, and the Trustees of the Sacramento Independent Hotel, Restaurant and Tavern Employees Pension Trust to waive or compromise the liquidated damages, cost of audit, and/or attorneys' fees provided above when in their judgment such waived or compromise is deemed just and proper.
        (e) We agree to abide by any and all action taken by the Trustees of the Health and Welfare Plan and the Pension Plan or a successor Trust designated by the Union between this date and May 31, 1998.

Section 15.  SUPERIOR WORKERS AND PREMIUM PAY:
        (a) The scale of wages in this contract are minimum scales and do not prohibit a superior worker from receiving a higher salary.
        (b) Employees receiving premium pay above the minimum contract shall be red circled and shall be given the same increase as the contract rate receives.
        (c) No employee shall as a result of the signing of this contract suffer a reduction in his or her wages or fringe benefits.
        (d) If the State Minimum Wage is established at a figure in excess of the minimum established in this contract, then the minimum wages established by the State shall take effect immediately in this contract in lieu of wages previously established.

Section 16.  COMBINATION JOBS:
        When an employee occupies a position combining two (2) or more classifications in any day, said employee shall be paid for time worked each classification at contract rate of pay for that

Capitol Plaza Holiday Inn              10                  6/1/95 - 5/31/98
classification. This shall not apply to relief for meal period or rest period not to employees for whom combination scales are fixed in this contract.

Section 17.  SINGLE SHIFT:
        (a) No employee shall be allowed to work more than one (1) shift in any one (1) calendar day. This shall not prohibit the performance of overtime work consecutive with the shift completed.
        (b) Eight (8) hours must elapse between any two (2) regular scheduled shifts. Should a period of eight (8) hours not elapse between the end of any one
(1) regular scheduled shift and the beginning of the next regular scheduled shift, then overtime wages of one and one-half (1-1/2) of the regular rate of pay shall prevail. This shall not apply in case of emergency and with the mutual consent of both parties. This shall not apply to split shifts as defined under
Section 5.

Section 18.  DISCIPLINARY ACTIONS, SUSPENSIONS AND TERMINATIONS:
        (a) The Union shall not be held to notify any members of termination. That shall be done by the Employer.
        (b) The Employer may only discipline, suspend or terminate for reasons of just cause. The Employer shall have the right to establish reasonable rules, policies and regulations to maintain a safe and efficient operation.
        (c) Written disciplinary notices (written warnings, suspensions and terminations) issued to employees must specify the events or actions for which the notice is issued. Written disciplinary notices shall be issued to employees within five (5) calendar days excluding Saturdays, Sundays and holidays, after the Employer first became aware of the event or action for which the disciplinary notice has been issued. Employees shall be provided with a copy of the notice and a copy shall be mailed to the Union.
        (d) The Union shall have the right to challenge the propriety of any discipline and/or termination pursuant to the requirements of Section 23. Grievance Procedure.
        (e) It is understood that except in cases which are considered serious enough for immediate termination, discipline shall be progressive and corrective in nature. Warning notices, including suspensions, shall be considered null and void after a period of twelve (12) months.
        (f) Probationary Period. An employee may be terminated or disciplined for any reason during the first ninety (90) calendar days of employment (the probationary period) and such termination or discipline shall not be subject to the grievance or arbitration procedures of this contract.
        (g)  An employee may not be terminated while:
             1.  On vacation.
             2.  On written leave of absence.
             3. On medical leave not exceeding four (4) months if employee furnishes Employer with monthly progress reports of doctor and full release from doctor upon returning to work.
Section 19.  NO STRIKE AND NO LOCKOUT:
        Both the Union and the Employer recognize the service nature of the hotel business and the duty of the Employer to render continued and hospitable service to the public by supplying food,

Capitol Plaza Holiday Inn              11                  6/1/95 - 5/31/98
lodging, and other hotel accommodations. Therefore, neither the Union or any of the employees will call, engage in, participate in, or sanction any strike, sympathy strike, slow-down, stoppage of work, picketing, or boycott during the life of this contract.

Section 20.  HOUSE CARDS AND UNION BUTTONS:
        (a) All establishments covered by this contract may display the International House Card, and it shall at all times remain the property of the Union, and may be removed from any establishment failing to comply with this contract.
        (b)  Union employees while on the job may wear their Union Buttons.

Section 21.  UNION SECURITY:
        (a) The Employer shall notify the Union of all job openings within the bargaining unit covered by this contract. The Union may refer qualified applicants for such openings. In interviewing and hiring for such job openings, the Employer shall not discriminate against any applicant referred by the Union.
        (b) Only members in good standing in the Union shall be retained in employment. For the purpose of this Section "member in good standing" shall be defined to mean employee members in the Union who tender the dues and initiation fees uniformly required as a condition of acquiring or maintaining membership in such Union. Non-members of the Union hired by the Employer must complete membership affiliation on or before the thirty-first (31st) calendar day of employment, and the Union agrees to accept such non-members into membership on the same terms and conditions generally applicable to other members.
        (c) The Employer shall be the judged of the qualifications of his employees, but shall give full consideration, without prejudice, to the members of the Union, provided that they have the necessary qualifications.
        (d) To promote better contractual understanding the Employer agrees the Union may post on the Employer's premises a notice showing Union membership requirements, benefits of Union membership, or other information agreed to by the contracting parties.
        (e) Upon written notice from the Union of failure on the part of any individual or employee to complete or maintain membership in the Union as above required, the Employer shall within seven (7) calendar days of such notice, discharge such employee.
        (f) No employee shall be allowed to enter into any individual contract or agreement with the Employer concerning conditions of employment or wages which are less than the conditions of employment or wages contained herein for hours worked, or without permission of this Local Union.
        (g) If a salaried supervisorial employee works at the trade he must maintain his membership in the Union in good standing; providing, however, this Section shall not be applicable to work at the trade in emergencies, fill-in work during vacation periods, and under other circumstances mutually agreed to by the Employer and the Union.
        (h) When an employee is hired, the Employer will notify the employee of this contract.

Section 22.  EMPLOYER'S OPERATION:
        All provisions of this contract shall be equally effective under any sub-contract or concession covering work performed in or outside of the establishment of the Employer within the



Capitol Plaza Holiday Inn              12                       6/1/95 - 5/31/98
classification of work as set forth in the terms of this contract. (The status of the gift shop is governed by Addendum A of this contract.)
        In the event business conditions necessitate the subcontracting of any one or all services performed in any bargaining unit classification, the Employer agrees to give the Union sixty (60) days notice of its intention to subcontract and will agree to meet and discuss the issue with the Union should there be any adverse impact upon any bargaining unit member. The Employer further agrees to inform the subcontractor of the existence of the contract, and in good faith make their best effort to ensure the subcontractor retains the current employees.

Section 23.  GRIEVANCE PROCEDURES:
        For purposes of this contract, a grievance shall be defined as a dispute, or difference of opinion, between the Union and the Employer involving the meaning, interpretation, or application of this contract, or the alleged violation of any provision of this contract.
        Both parties having mutually agreed to the benefits of speedy resolutions of grievances, especially disciplinary action for alleged violations of house rules, procedures or terms and conditions of this contract. All such disputes shall be processed in the following time and manner. Time limits at any step in the procedure may be waived by mutual agreement of the parties.
        Step 1. The employee may discuss the matter with his supervisor on an
        ------
informal basis to settle the matter promptly. The employee may have a Union Shop Steward or Union representative assist him in Step 1. if he so desires.
        Step 2.
        ------
                (a) If the grievance is not resolved at Step 1., the Union Representative shall meet with the Employer, or his authorized representative, for the purpose of attempting to resolve the dispute.
                (b) The employee or the Union Representative must submit all disciplinary grievances in writing to the Employer within ten (10) calendar days after the disputed discipline occurred, or it will be deemed waived by the grieving party, as well as both the Union and the Employer.
                (c) All non-disciplinary grievances must be submitted in writing to the other party within twenty (20) calendar days of first knowledge of said grievance or it will be deemed waived by the parties.
                (d) If a settlement of the grievance is not reached during Step 2., then the Union may file for a Board of Adjustment (Step 3.). In any event, the Union must file for a Board of Adjustment within ten (10) calendar days of the date that the grievance was filed in writing with the Union. Failure to request an Adjustment Board in the prescribed time frame shall disallow any further action on the grievance unless the time period is waived by the Union and the Employer.
        Step 3.
        ------
                The Adjustment Board shall meet within seven (7) calendar days of a request for a hearing. The Adjustment Board shall consist of two (2) representatives from each contracting party. The Adjustment Board shall be empowered to hear and resolve, by simple majority, all grievances properly brought before them. Any decisions of the Adjustment Board shall be final and binding. If the Adjustment Board cannot agree on any matter before it, the grieving party may request arbitration. Said request must be done within seven
(7) calendar days of the deadlocked decision of that Adjustment Board, or that grievance shall be deemed waived by both parties.


Capitol Plaza Holiday Inn              13                  6/1/95 - 5/31/98

Section 24.  ARBITRATION:
     (a) If arbitration is resorted to, the decision of the arbitrator shall be final and binding upon both of the parties. The time limits contained herein may be waived by mutual agreement of the parties.
     (b) Within ten (10) calendar days of the request to arbitrate, the parties shall choose an arbitrator from the established panel. This panel shall consist of five (5) arbitrators named in this contract who will be chosen by the parties within thirty (30) days following the signing of this contract.
     Arbitrators shall be selected in rotation order; however, due consideration shall be given to the arbitrator who is available to hear the case on the earliest mutually agreeable date. The rotation order will be established by the parties when the panel is chosen.
     (c) Expedited arbitrations shall commence within twenty-eight (28) calendar days of the request for arbitration in all disciplinary grievances.
     (d) All non-disciplinary grievances shall proceed at the earliest possible date, and the arbitrator chosen must be instructed by the parties to render his written decision within thirty (30) calendar days of the arbitration, unless a bench decision has been mutually requested by the parties.
     (e) Arbitration hearings shall be conducted in accordance with the following procedures:
     1. Continuances may be granted by the Arbitrator, but any cost shall be paid by the requesting party.
     2. There shall be no formal rules of evidence.
     3. Hearings shall normally be completed within one (1) day.
     4. The Arbitrator shall have sole authority to rule on all motions and to decide the case.
     5. Bench decisions shall be the rule in all disciplinary cases, unless otherwise agreed to beforehand by the parties.
     (f) Each party shall bear their own cost of the arbitration excluding the Arbitrator's fee and his related costs which shall be equally divided between the parties.
     (g) The Arbitrator shall not have the power to add to, or to modify any of the terms, conditions, sections or subsections of this contract. The arbitrator's decision shall not go beyond what is necessary for the interpretation and application of this contract in the case of the specific grievance at issue.

Section 25.  DUES, REINSTATEMENT AND INITIATION FEE CHECK-OFF:
     (a) The Employer will deduct from their wages and turn over to the duly designated officer of the Union the membership dues, initiation fees, and reinstatement fees of such members of the Union as individually and voluntarily certify in writing on and after the date of this contract that they authorized such deductions. Such written authorizations shall be irrevocable for a period of one (1) year or until the termination or renewal of this contract, whichever occurs sooner, and such written authorizations shall be automatically renewed and shall be irrevocable for successive periods of one (1) year or until the termination or renewal of this contract, whichever occurs sooner, and such written authorizations shall be automatically renewed and shall be irrevocable for successive periods of one (1) year each, or for the period of such succeeding contracts between the Employer and the Union, whichever shall be shorter, unless written notice of

Capitol Plaza Holiday Inn              14                       6/1/95 - 5/31/98
revocation is given to the Employer and a copy sent to the Union not more than fifteen (15) calendar days before the expiration of each period of one (1) year, or each succeeding contract between the Employer and the Union, whichever occurs sooner.
     (b) The form of such written authorization shall be on a form supplied by the Union and approved by the Employer, which form shall be attached hereto and made a part of this contract and marked Exhibit "A."
     (c) Deductions for Union membership dues pursuant to this Section shall be made from the second (2nd) pay check of the employee after receipt of the authorization and monthly thereafter on the first (1st) payday of each month for such time as the authorization remains in effect.
     (d) The provisions of this Section are intended solely as an accommodation to the Union. It is expressly agreed and clearly understood by the parties that no agency, bailment, or any other relationship is created, intended, or shall be implied between the Company and the Union, or between the Company and any employee or group of employees. Further, the Union specifically agrees to hold the Company harmless from any and all losses, damages, or injury of every nature whatever, including but not limited to the expenditure of all attorneys' fees and all court cost incurred by the Company by reason of the provisions of this Section.

Section 26.  WORKER'S COMPENSATION:
     (a) The Employer has secured worker's compensation insurance coverage and will make every reasonable effort to see that injured employees receive prompt, adequate medical attention. Any employee sustaining a work related injury must immediately report said injury to his supervisor and if necessary request medical attention from that supervisor.
     (b) Prior to hiring or within thirty (30) calendar days of hiring an employee or prior to returning to work from an injury, the Employer may require that the employee take a physical examination at no cost to the employee. The intention here is to avoid having employees on jobs which might jeopardize their health or the safety and health of others. Should the medical examination disclose such conditions, the Employer will make every effort to assign the employee to other work in his classification and within his capability. When such other work is not available, the employee may be removed from the payroll and the case taken up with a representative of the Union.
     (c)  All employees will observe all safety rules set up by the Employer.

Section 27.  MANAGEMENT RIGHTS RESERVED:
     The Employer shall have the right to determine the extent of its operations and to determine when any operation shall function, or shall be halted, and when services shall be increased and decreased. The authority to hire employees, to direct, retire, promote, transfer, train, layoff, or dismiss any employee for just cause, to maintain discipline, to make reasonable rules, to determine work schedules, and the number of hours an employee may work per day or per week, shall be vested in the Employer, subject to the provisions of this contract.

Capitol Plaza Holiday Inn              15                       6/1/95 - 5/31/98

Section 28.  SENIORITY:
     The Employer and the Union agree that the purpose of seniority is to accord consideration to senior employees in recognition of their length of service to their Employer. Seniority is further intended to provide maximum work opportunity to senior employees.
     (a)  Definition:
          ----------
     1. Hotel seniority is an employee's length of continuous service in years, months and days from his most recent date of hire into the bargaining unit.
     2. Classification seniority is an employee's length of continuous service in years, months and days from his most recent date of hire, promotion or transfer into his present classification. If two or more employees are employed within the same classification on the same day, their seniority shall be determined by whoever is born on the earliest day of the year.
     (b)  Layoff and Recall:
          -----------------
     When it is necessary to lay off employees, those with the least amount of seniority in the job classification shall be laid off first. When the workforce is increased within the classification, employees on layoff shall be recalled in order of their job classification seniority. All employees on layoff shall be recalled before the hiring of any new employees.
     (c)  Scheduling:
          ----------
     1. Preference for shifts and days off shall be based on classification seniority.
     2. Preference for vacation schedules shall be based on hotel seniority.
     (d)  Probationary Period:
          -------------------
     A newly hired employee shall be considered a probationary period employee until he has completed ninety (90) calendar days of employment. Once the probation period has been completed his seniority shall date back to his date of hire. A probationary employee may be laid off or terminated without recourse to the grievance procedure.
     (e)  Promotions and Transfers:
          ------------------------
     1. In filling job vacancies which may exist within the bargaining unit, the Hotel subscribes to the philosophy of promotion from within. Among employees who are qualified for said job vacancy, in the judgment of the Employer, house seniority shall be the final determining factor in making such selection.
     In the event of a dispute as to the qualifications of an employee for a promotion, the Union may file a grievance that the Employer has made its determination arbitrarily or capriciously.
     Nothing herein shall preclude the Employer from hiring an applicant from outside the Hotel or bargaining unit once all internal candidates have been considered.
     2. In the event that an employee who, within sixty (60) calendar days of his promotion or transfer, desires to return to his former position or is deemed not qualified to hold the new position, he shall be returned to his former classification without loss of seniority. This provision shall apply to promotions or transfers to positions both inside the bargaining unit and outside the bargaining unit. It is further understood that while an employee is training for an upgraded position, he shall retain all seniority rights in his base classification.
     3. Employees who have been promoted into a new classification and as a result of that promotion are not able to achieve the same amount of hours as they were previously working pursuant to their seniority, shall retain the right to work in their previous classification to supplement their hours under the following terms and conditions:

Capitol Plaza Holiday Inn              16                       6/1/95 - 5/31/98

     (a) The new classification shall be the primary job and therefore shifts must be satisfied there first, prior to working in the previous classification;
     (b) No overtime will be incurred unless agreed to by the Employer;
     (c) At the time of promotion, on a form to be provided by the Employer, the employee shall choose whether or not he wants additional hours in his previous position in the event he loses hours in his new position due to his promotion.
     (d) Such protections shall be valid for six (6) months beginning the first date of employment in the new position.
     In completing and filling out his weekly schedules with work from the previous classification, the promoted employee shall exercise his seniority in that classification in a manner which minimizes the disruption of the schedules in that classification, i.e., bumping the least senior person in the classification which will allow him to make up hours equivalent to his previous schedule.
     (f) Termination of Seniority:
         ------------------------
     An employee's seniority shall be terminated by:
     1. Discharge for cause
     2. Voluntary quit
     3. Failure to return to work at the end of a leave of absence
     4. Absence from work for three (3) consecutive days without notifying and providing a satisfactory excuse to the Employer.
     5. Failure to report for work after layoff within three (3) calendar days after having been recalled by a notice sent to the employee's last known address by certified mail.
     6. A layoff of three continuous months except where the property has been temporarily closed, in whole or in part, for purposes of remodeling or reconstruction. In such a case, the "closed time" shall not be counted toward the three (3) month period of layoff.
     (g) Seniority Lists:
         ---------------
     Upon request the Employer shall furnish the Union with a current seniority list every six months. The Employer shall also post an updated seniority list within 10 calendar days of the signing of this contract. Employees shall have ten (10) calendar days from the date of posting to notify the Employer or the Union of any errors in the list.
     (h) It shall be the responsibility of the employee to keep the Employer and the Union informed of his current address and telephone number at all times.

Section 29.  TERMS, TERMINATIONS, AND AMENDMENTS:
     (a) This contract shall be in effect from June 1, 1995, to and including May 31, 1998, and shall remain in full force and effect from year to year thereafter unless either party shall serve written notice upon the other of a desire to amend said contract no later than February 1, 1998, or any subsequent February 1st thereafter.
     (b) Any wage adjustments reached subsequent to the anniversary date shall be retroactive to the anniversary date.

Capitol Plaza Holiday Inn              17                       6/1/95 - 5/31/98

Section 30.  CRAFT RULES, REGULATIONS, AND WORKING CONDITIONS OF ALL CRAFTS:

        (a) LINEN, LAUNDRY AND UNIFORM: The Employer shall furnish linen and uniforms and launder same without expense to the employee. The Employer reserves the right to select the style of type of special uniform required in his establishment. Any special uniform that is considered wash and war will be laundered by the employee at no expense to the Employer. The ordinary black or white food servers garment which garment which may be worn in other establishments shall not be considered as a special uniform.
        A cook's uniform shall consist of pants, cap, apron, and jacket, shirt, or dress. When the Employer does not furnish and launder cooks uniforms, he shall pay one dollar ($1) per day in lieu thereof. This shall not apply when an employee refuses to wear the uniform furnished by the Employer, provided such uniforms are wearable and are those customarily worn in the Employer's establishment.
        Any Employer electing to pay wages in excess of those called in Section 31 shall not be relieved of this provision. Any Employer electing to reimburse the employee in lieu of uniforms and laundry shall designate such reimbursement on the payroll check stub.

        (b)  BREAKAGE, CASH SHORTAGE, CONTRIBUTIONS AND DEDUCTIONS:
        No employee shall be required to contribute to a captain, head food server, bartender, or anyone in charge.
        Unavoidable or accidental breakage or spillage of merchandise or equipment shall not be charged against an employee
        No Employer shall make any deductions from the wage or require any refund of an employee for any cash shortage, breakage, or loss of equipment unless it can be proved that the shortage, breakage, or loss is caused by a dishonest or willful act, or by the gross negligence of the employee.
        No employee shall be held responsible for walkouts or when guests refuse to pay check. No employee shall be held to pay the house any part of an undercharge.
        Cash Shortages: No employee shall be held liable for any cash shortages if more than one (1) employee has access to the employee's cash drawer. In the event of an excessive cash shortage, the employee must notify the Employer or his authorized representative for verification, or be held liable for such shortage.

        (c)  CLEANING:
        1. No food or beverage server shall be required to wash or wipe glasses, silverware, creamers, tea or coffee pots, or other utensils as part of their regular duties, except employees in sandwich shops may be permitted to wash glassware and silverware used exclusively for fountain service. This Section will not be applied to bartenders and bar helpers.
        2. Food and beverage servers and counter persons shall not be required or permitted to do any work designated as "porter" work, including sweeping, scrubbing floors or walls, defrosting or cleaning the inside of ice cream cabinets or refrigerators and similar work; except the cleaning of back bars and counter may be required as part of food server's work.


Capitol Plaza Holiday Inn              18                  6/1/95 - 5/31/98

        3. Any employee who spills any material or causes an accident of like nature, shall be required to clean it up.

        (d)  PAYMENT OF GRATUITIES:
        1. Any house accepting charge accounts or credit cards on which a gratuity or service charge is specified for the food or beverage server shall pay the same to said employee upon the completion of the shift. An Employer may require a refund of any gratuities or service charges made on a credit card which the employee has received and for which payment is later disallowed or refused. This does not apply to house charge accounts.
        2. All banquet and catering gratuities and service charges will be distributed in the following manner:
             a. Eighty percent (80%) of the customary 15% gratuity and/or service charge shall be distributed to the employees working the affair, and
             b. Twenty percent (20%) may be distributed to the banquet manager, catering manager and others.
             c. Where more than the customary 15% gratuity and/or service charge is charged for the affair, the distribution of the excess portion shall be at the discretion of the Employer.
The Employer shall be responsible for and guarantee the distribution of said gratuities or service charges and all banquet and catering gratuities received in accordance with this rule. Said service charge or gratuity will be in addition to the wages set forth in this contract.
        The distribution formula may be deviated from where the success of the affair is substantially due to the particular skills and/or labor of employees other than regular banquet personnel, in which case the gratuity or service charge will be distributed in a fair and equitable manner to all employees concerned.
        3. Representatives of the Union shall have the right to inspect all records in connection with any gratuities or service charges and disposition of same on behalf of employees working a particular function on request.

        (e)  BANQUET RULES:
        1. All banquets served on Sunday after 11:00 a.m. shall receive the dinner scale. If banquet servers, after completing their parties, are transferred to ala carte service, they shall,after three (3) hours be paid the appropriate ala carte rate per hour. No banquet server will work ala carte without the employee's consent.
        2. Dinner dances where food servers collect all checks, shall be paid the ala carte scale. Non-collecting dinner dances shall be paid at the banquet rate per hour with a minimum of three (3) hours.
        3. Steady help are not allowed to work on banquets unless extra help is not available; provided this shall not apply where the use of extra banquet servers will result in closing stations. Steady help working on banquets of twenty-five (25) or more shall receive banquet scale regardless of number of guests served. Steady help may be employed on parties of twenty-four (24) or less at regular rate for steady employment. The scale for breakfast applies only to employees called at 5:00 a.m. or later.



Capitol Plaza Holiday Inn              19                  6/1/95 - 5/31/98

        4. No food server shall be to wait on more than thirty (30) guests. It is mutually understood that the Employer will estimate one (1) food server to every thirty (30) guests. In case of overflow or any other emergency and the food server waits on more than the allowed thirty (30) guests, they will be paid forty cents ($.40) for each additional person.
        5.   Buffets: No employee shall be required to serve more than fifty
(50) guests on a service buffet; on semi-service buffets, they may serve sixty
(60) guests; on hors d'oeuvres and receptions one (1) food server for every eighty-five (85) guests.
        6. All banquet scales will be for a three (3) hour minimum. Setting up and overtime will be at the same hourly rate as the actual banquet. Where travel is involved employees will be paid the same hourly rate for time of travel. Employees who are requested to use their own car to transport other employees to and from the job shall receive an additional twenty cents ($.20) per mile for their car expense. This only applies to catered parties and banquets held over ten (10) miles from place of employment.
        7. All banquet workers shall be called through the union except house steady banquet employees. All banquet gratuities and/or service charges are to be paid on the next payroll after the party has been paid for. Head banquet servers shall not receive less than fifty cents ($.50) per hour over the banquet scale.
        8. All extra banquet employees will be paid on the next regular payroll of the Employer.
        9. All banquet shifts will be individual shifts and paid for by the individual banquet scale for same; however, where two (2) or more banquets are worked in one (1) day in any one (1) house, the total pay cannot be below the State Minimum Wage including overtime and split shifts.

        (f)  GUEST ROOM ATTENDANTS AND HOUSE PERSONS DUTIES:
        1. A guest room attendant will be required to change all linen daily, clean the bath, vacuum, dust, clean the windows and fixtures, replace light bulbs in lamps and anything else that is required to maintain the everyday cleanliness of a room,
        2. A house person shall assist the guest room attendant by picking up trash and soiled linen from the attendant's cart, stock and maintain the linen closets, move furniture, vacuum and maintain halls or sidewalks, shampoo rugs and repair or replace items in a room, i.e., lamp shades, drapes, overhead light bulbs, stopped up drains, etc.
        3. A guest room attendant shall not be required to do more than fifteen (15) rooms in one (1) day. If suites or apartments consist of more than one (1) room, each room in the suite or apartment shall be considered as a room for the total number of rooms for a day. Any additional rooms in excess of those called for in the above schedule, the employee shall be compensated at the rate of two dollars ($2.00) per room. If any dispute arises on the subject, the Employer agrees to discuss the matter with the Union in an effort an amicable disposition of the complaint.

        (g)  MAINTENANCE EMPLOYEES:
Maintenance Worker I (Assistant Chief)
--------------------------------------
        In addition to performing all duties described under the other classifications of this department, the Maintenance Worker I may supervise a crew, assign them to their duties, and

Capitol Plaza Holiday Inn              20                  6/1/95 - 5/31/98
devise the shift schedule. He also must manage and be responsible for a preventative maintenance program.
     Refrigeration: Charges with refrigerant gas.

Maintenance Worker II:
----------------------
     Generally, under the direction of either Chief Engineer or the Maintenance Worker I, the Maintenance Worker II performs the duties itemized below, but is not limited to those duties. This outline is only a summary of the job responsibilities and is not considered a restrictive job description.
     Electrical: Repairs, replaces and maintains motors, controls switched, relays wiring.
     Changes ceiling light bulbs. Locates problems an diagnoses malfunction. Refrigeration/Air Conditioning: Repairs, replaces and maintains systems, cleans oils, flushes liquid condensers, adjusts temperature and pressure controls, replaces and cleans filters, replaces certain components - usually short of major overhaul.
     Plumbing: Repairs, replaces and maintains all plumbing fixtures including faucets, flushometers, drains, toilets, sinks, showers, minor pipe failures, evaporative coolers, sprinklers, valves and pumps.
     Carpentry: Builds shelves, racks, partitions, platform, including remodeling. Constructs various items as required by Employer.
     Locks: Changes and repairs locks, make keys, install new locks.
     Roofing: Locates leaks or damage and repairs. Maintains all roofing mounted equipment.
     Floors: Repairs and replaces tiles, linoleum and/or carpet. Repairs or resurfaces floors.
     Walls: Patch and plaster, paint or vinyl, or otherwise repair walls and partitions including wall tile. Mount such items as mirrors, pictures, lamps, headboards and shelves.
     Heating: Maintains boiler components, gas and electrical, water heater, piping, valves and control systems.
     Furniture: Repairs any and all guest room and public area furnishings. Emergency Life Safety Systems: Bi-monthly testing and preventative maintenance, including repairs of fire sprinkler pumps and emergency lighting generator. Tests and replaces emergency lighting batteries.
     Parts and Supplies: He may order and purchase parts and supplies, call in contractors when necessary and keep management advised of his department's activities. He also coordinates maintenance work with other departments.

Maintenance Worker III (Helper/Utility Worker)
----------------------------------------------
     Under the supervision of either the Chief Engineer or the Maintenance Worker I or II, the Utility worker performs the duties itemized below, but is not limited to those duties. This outline is only a summary of the job responsibilities and is not considered a restrictive job description.
     Electrical: Repairs, replaces switches, lamp cords and sockets, light fixtures, changes light bulbs.
     Air Conditioning/Heating: Cleans and replaces filters, cleans coils, adjust temperature controls, replaces faulty room units.
     Plumbing: Repairs, replaces and maintains all plumbing fixtures including flushometers, drains, toilets, sinks, showers, minor pipe failures. Maintains and back flushes swimming pools.

Capitol Plaza Holiday Inn              21                       6/1/95 - 5/31/98

     Carpentry: Assists with building of shelves and racks. Constructs various items as required by the Employer.
     Roofing: Assists with roof leak repairs.
     Floors: Repair or replacement of tiles, linoleum and/or carpet.
     Walls: Patching, plastering, painting or vinyling of walls, including other repairs. Mount such items as mirrors, pictures, headboards and shelves.
     Furniture: Repair of any and all guest room and public area furnishings.

     (h)  COMBINATION LAUNDRY WORKER/UNIFORM ROOM ATTENDANT:
     Duties:  1.  Maintains employee uniforms
              2.  Makes minor alterations of uniforms and linen
              3.  Laundry work.

Section 31.  WAGE SCALES:

     SENIORITY INCENTIVE:
     Amount                Beginning on hire date
     ------                ----------------------
     10 cents per hour         1st Anniversary
     20 cents per hour         3rd Anniversary
     30 cents per hour         5th Anniversary
     40 cents per hour        10th Anniversary
     The above increases will be due on the individual's anniversary date. The above amounts will be paid over the contract wage scale according to the individual's job classification and are not cumulative.

                               TIPPED EMPLOYEES
                               ----------------

                                    12-1-95*      6-1-96    12-1-96**     6-1-97
                                    --------      ------    ---------     ------
BARTENDERS
----------
Service and/or combination .......  Bonus(.25) .. $6.97 ... Bonus(.25) .. $7.12
Regular ..........................  Bonus(.25) ....6.78 ... Bonus(.25) ....6.93
Banquets:
  Six hour guarantee .............  Bonus(.25) ....8.60 ... Bonus(.25) ....8.75
  Three hour guarantee ...........  Bonus(.25) ....9.10 ... Bonus(.25) ....9.25

FOOD SERVERS AND BUSPERSONS
---------------------------
Food and Beverage Server .........  Bonus(.25) ....4.85 ... Bonus(.25) ....5.00
Bus Persons ......................  Bonus(.25) ....4.85 ... Bonus(.25) ....5.00
Head Food Server .................  Bonus(.25) ....5.80 ... Bonus(.25) ....5.95
Banquet Captain ..................  Bonus(.25) ....5.90 ... Bonus(.25) ....6.05

       Dinners and Banquets (Food and Beverage Servers and Bus Persons)
Breakfast, Lunch or Tea ..........  Bonus(.25) ....5.20 ... Bonus(.25) ....5.35
Dinners ..........................  Bonus(.25) ....5.65 ... Bonus(.25) ....5.80
Dinners, commencing after
  9:00 pm ........................  Bonus(.25) ....5.80 ... Bonus(.25) ....5.95

Capitol Plaza Holiday Inn              22                       6/1/95 - 5/31/98

BELLPERSONS
-----------
Bell Captain .....................  Bonus(.25) ....5.65 ... Bonus(.25) ....5.80
Bell Person ......................  Bonus(.25) ....4.75 ... Bonus(.25) ....4.90

*The 25 cents per hour bonus shall be paid out in December 1995 based on all hours worked or paid for between June 1, 1995, and November 30, 1995.

**The 25 cents per hour bonus shall be paid out in December 1996 based on all hours worked or paid for between December 1, 1995, and November 30, 1996. If there should be an increase in the Minimum Wage under State or Federal Law which raises the base wage rates higher than the contract rates of pay, then the bonus shall be converted to 15 cents per hour worked or paid for.


                             NON-TIPPED EMPLOYEES
                             --------------------

                                      6-1-95     6-1-96        6-1-97    1-1-98
                                      ------     ------        ------    ------
DINING ROOM/BANQUETS
--------------------
Host Person, Cashier ...............  $ 5.65 ... $ 5.90 ...... $6.10 ... $ 6.25
Banquet Set Up (after 5:00 p.m.) .......5.60 ......5.85 ........6.05 ......6.20

KITCHEN
-------
Lead Cook ..............................8.35 ......8.60 ........8.80 ......8.95
Dinner, Second or Broiler Cook .........7.14 ......7.39 ........7.59 ......7.74
Fry Cook ...............................6.94 ......7.19 ........7.39 ......7.54
Pantry .................................6.32 ......6.57 ........6.77 ......6.92
Kitchen Worker, Porter, Dishwasher .....5.62 ......5.87 ........6.07 ......6.22

FRONT DESK AND CLERICAL
-----------------------
Front Desk Shift Lead ..................8.45 ......8.70 ........8.90 ......9.05

Front Desk (In Hire) ...................6.23 ......6.48 ........6.68 ......6.83
Front Desk (After 6 months) ............6.50 ......6.75 ........6.95 ......7.10

Concierge (In Hire) ....................6.23 ......6.48 ........6.68 ......6.83
Concierge (After 6 months) .............6.50 ......6.75 ........6.95 ......7.10

Reservation (In Hire) ..................6.23 ......6.48 ........6.68 ......6.83
Reservation (After 6 months) ...........6.50 ......6.75 ........6.95 ......7.10

Lead Night Auditor .....................8.60 ......8.85 ........9.05 ......9.20
Night Auditor ..........................8.00 ......8.25 ........8.45 ......8.60
PBX ....................................6.00 ......6.25 ........6.45 ......6.60
Store Room Clerk .......................5.86 ......6.11 ........6.31 ......6.46

Capitol Plaza Holiday Inn              23                       6/1/95 - 5/31/98

                                    6-1-95     6-1-96        6-1-97    1-1-98
                                    ------     ------        ------    ------
HOUSEKEEPING
------------
Guest Room Attendant ................ $ 5.62 ... $ 5.87 ...... $6.07 ... $ 6.22
Room Inspector .........................5.72 ......5.97 ........6.17 ......6.32
Laundry Worker .........................5.88 ......6.13 ........6.33 ......6.48
Head Houseperson .......................8.28 ......8.53 ........8.73 ......8.88
Houseperson/Lobby ......................5.72 ......5.97 ........6.17 ......6.32
Houseperson/Shampooer ..................8.08 ......8.33 ........8.53 ......8.68
Linen Room Attendant ...................5.62 ......5.87 ........6.07 ......6.22
Combination Laundry Worker/Uniform/
  Seamstress ...........................5.88 ......6.13 ........6.33 ......6.48

MAINTENANCE
-----------
Maintenance I (Assistant Chief) .......13.25 .....13.60 .......14.00
Maintenance II .........................9.25 ......9.50 .......10.00
Maintenance III ........................7.60 ......7.90 ........8.10

SECURITY
--------
Security Guards ........................6.50 ......6.75 ........6.95 ......7.10

Section 32. SIGNATURES:


     IN WITNESS WHEREOF, the parties hereto have set their hands and seals this ____ day of __________, 1995.

FOR THE UNION:                         FOR THE EMPLOYER:

 Hotel Employees and                    Holiday Inn Sacramento -
 Restaurant Employees                   Capitol Plaza
 Union Local 49


 by:                                   by: /s/ [Signature appears here]
      Ted T. Hansen
      President-Business Manager


 by:                                   by: /s/ [Signature appears here]
      Joseph A. McLaughlin
      Secretary-Treasurer

      /s/ [Signature appears here]
      Business Rep
      Local 49





Capitol Plaza Holiday Inn              24                       6/1/95 - 5/31/98

                                                                   (EXHIBIT "A")

Hotel Employees and Restaurant Employees International Union, AFL-CIO

--------------------------------------------------
             (Print name of employer)

--------------------------------------------------                --------------
             (Print name of employee)                                 (Date)

  I hereby request and accept membership in the Hotel Employees and Restaurant Employees International Union, Local _________ AFL-CIO, and designate and authorize it and any subordinate body of the International Union with which it is affiliated, to represent me in collective bargaining in all matters relating to my wages, hours and conditions of employment, and to negotiate and execute agreements covering same. In making this request and in accepting membership,
I hereby agree to be bound by the Constitution, laws, rules, policies and/or regulations of the above International Union, the local union, and Joint Board with which the local union is affiliated, if any, and any other affiliated local union and/or Joint Board to which I may hereafter transfer or become a member of.
                               *  *  *  *  *  *

  I hereby authorize and direct any above-mentioned employer to deduct from my wages, each and every month, dues, initiation fees, or reinstatement fees (not exceeding initiation fees) which I am required to pay as a condition of maintaining membership in good standing of said union, which I assign to said union, and I direct that same be forwarded each month to said union. This authorization and direction shall be irrevocable for a period of one (1) year or until the termination of the collective bargaining agreement between my employer and said union, whichever occurs sooner, and I agree and direct that this authorization and direction shall be automatically renewed, and shall be irrevocable for the successive periods of one (1) year each or for the period of each succeeding applicable collective bargaining agreement between my employer and said union whichever shall be shorter, unless written notice is given by me to the employer and said local not more than twenty (20) days and not less than ten (10) days prior to the expiration of each period of one (1) year, or the expiration of each applicable agreement between my employer and said union, whichever occurs sooner.

  If you do not wish the above to apply, but prefer to pay your dues and initiation fees and other charges, if any, referred to above to the office of the local union every month, initial here. _______

*SEE IMPORTANT INFORMATION ON REVERSE SIDE

                                         ---------------------------------------
                                                 (Signature of Employee)

-------------------------------------         ----------------------------------
       (Telephone Number)                                 (Address)

-------------------------------------         ----------------------------------
         (Type of Work)                              (Social Security No.)


Hotel Employees and Restaurant Employees International Union, AFL-CIO

--------------------------------------------------
             (Print name of employer)

--------------------------------------------------                --------------
             (Print name of employee)                                 (Date)

  I hereby request and accept membership in the Hotel Employees and Restaurant Employees International Union, Local _________ AFL-CIO, and designate and authorize it and any subordinate body of the International Union with which it is affiliated, to represent me in collective bargaining in all matters relating to my wages, hours and conditions of employment, and to negotiate and execute agreements covering same. In making this request and in accepting membership,
I hereby agree to be bound by the Constitution, laws, rules, policies and/or regulations of the above International Union, the local union, and Joint Board with which the local union is affiliated, if any, and any other affiliated local union and/or Joint Board to which I may hereafter transfer or become a member of.
                               *  *  *  *  *  *

  I hereby authorize and direct any above-mentioned employer to deduct from my wages, each and every month, dues, initiation fees, or reinstatement fees (not exceeding initiation fees) which I am required to pay as a condition of maintaining membership in good standing of said union, which I assign to said union, and I direct that same be forwarded each month to said union. This authorization and direction shall be irrevocable for a period of one (1) year or until the termination of the collective bargaining agreement between my employer and said union, whichever occurs sooner, and I agree and direct that this authorization and direction shall be automatically renewed, and shall be irrevocable for the successive periods of one (1) year each or for the period of each succeeding applicable collective bargaining agreement between my employer and said union whichever shall be shorter, unless written notice is given by me to the employer and said local not more than twenty (20) days and not less than ten (10) days prior to the expiration of each period of one (1) year, or the expiration of each applicable agreement between my employer and said union, whichever occurs sooner.

  If you do not wish the above to apply, but prefer to pay your dues and initiation fees and other charges, if any, referred to above to the office of the local union every month, initial here. _______

*SEE IMPORTANT INFORMATION ON REVERSE SIDE

                                         ---------------------------------------
                                                 (Signature of Employee)

-------------------------------------         ----------------------------------
       (Telephone Number)                                 (Address)

-------------------------------------         ----------------------------------
         (Type of Work)                              (Social Security No.)

           [Letterhead of Hotel Employees and Restaurant Employees
                          Local No. 49 appears here]




                                 ADDENDUM "A"
                                 ------------


     It is hereby agreed between the Capitol Plaza Holiday Inn and Hotel Employees and Restaurant Employees Union Local 49 that the Gift Shop be suspended from the Collective Bargaining Agreement until such time as the Gift Shop returns under the business operation of the Capitol Plaza Holiday Inn, or there is a change in management from that which is in the contract at the time this contract is signed.



     IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 27th day of June, 1992.

FOR THE UNION:                         FOR THE EMPLOYER:

  Hotel Employees and
  Restaurant Employees
  Union Local 49                         CAPITOL PLAZA HOLIDAY INN


  by: /s/ Ted T. Hansen                  by: /s/ [Signature appears here]
      Ted T. Hansen
      President-Business Manager


  by: /s/ Joseph A. McLaughlin           by:
      Joseph A. McLaughlin
      Secretary-Treasurer

                          ADDENDUM TO MASTER CONTRACT


     This Addendum, when signed, will become part of the Contract between the Capitol Plaza Holiday Inn and Hotel Employees & Restaurant Employees Union Local 49.

Section 19 is changed to read as follows:

Section 19.  NO STRIKE AND NO LOCKOUT:
     Both the Union and the Employer recognize the service nature of the Hotel business and the duty of the Employer to render continued and hospitable service to the public by supplying food, lodging and other hotel accommodations. Therefore, neither the Union nor any of the employees will call, engage in, participate in or sanction any strike, sympathy strike, slow-down, stoppage of work, picketing or boycott during the life of this Contract. The Employer will not lockout its employees during the life of this Contract.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 23rd day of January, 1997.

FOR THE UNION:                              FOR THE EMPLOYER:
     Hotel Employees and Restaurant
     Employees Union Local 49               CAPITOL PLAZA HOLIDAY INN



     by: /s/ Ted T. Hansen                  by: /s/ [Signature appears here]
         Ted T. Hansen
         President-Business Manager



     by: /s/ Joseph A. McLaughlin           by: /s/ [Signature appears here]
         Joseph A. McLaughlin
         Secretary-Treasurer